Exhibit 99.906 Cert

Exhibit 11(b)  Section 906 N-CSR Certification of Principal Executive Officer

and Principal Financial Officer

TRANSAMERICA IDEX MUTUAL FUNDS

FOR THE PERIOD ENDED OCTOBER 31, 2004

FORM N-CSR CERTIFICATION

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION
906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Certified Shareholder Report of Transamerica IDEX Mutual Funds (the “Fund”) on Form N-CSR for the period ended October 31, 2004, as filed with the Securities and Exchange Commission on January 7, 2005 (“the Report”), each of the undersigned hereby certifies that, to his knowledge:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

/s/ Brian C. Scott	Date: January 6, 2005
Brian C. Scott
Trustee, President and Chief Executive Officer

/s/ Kim D. Day	Date: January 6, 2005
Kim D. Day
Senior Vice President, Treasurer and Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Commission.